SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Pursuant to Section 240.14a-12

Cerner Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2004

Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the “Company”) will be held at 10:00 a.m., local time, on May 28, 2004, at The Cerner Round auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117. The enclosed notice of the meeting and Proxy Statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated Gerald E. Bisbee, Jr., Ph.D., Michael E. Herman and Nancy-Ann DeParle, the present Class III Directors to stand for election as Class III Directors for a term ending at the 2007 Annual Meeting of Shareholders. The Board recommends that you vote for these nominees.

In addition to the election of the Board of Directors, you are being asked to approve:

1. the adoption of the Cerner Corporation 2004 Long-Term Incentive Plan G; and

2. the ratification of the selection of KPMG LLP as independent public accountants of the Company for 2004.

The Board recommends that you vote for these items. On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed postage prepaid envelope will help ensure that as many shares as possible are represented.

Very truly yours,
CERNER CORPORATION

Neal L. Patterson
Chairman of the Board of Directors and
Chief Executive Officer

Enclosures

2

CERNER CORPORATION
2800 Rockcreek Parkway
North Kansas City, Missouri 64117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the “Company”), will be held at The Cerner Round auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 28, 2004, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     a. to elect three Class III Directors to serve for a three year term until the 2007 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

     b. to approve the adoption of the Cerner Corporation 2004 Long-Term Incentive Plan G; and

     c. to ratify the selection of KPMG LLP as independent public accountants of the Company for 2004; and

     d. to consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 2, 2004 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

     The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy D. Sims
Secretary

North Kansas City, Missouri
April 19, 2004

CERNER CORPORATION
2800 Rockcreek Parkway
North Kansas City, Missouri 64117

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held on May 28, 2004, commencing at 10:00 a.m., local time, at The Cerner Round auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117, and any adjournment thereof (the “Annual Meeting”). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) as of April 2, 2004, on or about April 19, 2004.

     Only the holders of record of shares of Common Stock as of the close of business on April 2, 2004 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on April 2, 2004, there were outstanding and entitled to vote a total of 35,768,658 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

     You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and Directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders’ instructions. If no instructions are given, duly executed Proxies will be voted as follows:

     a. to elect Gerald E. Bisbee, Jr., Ph.D., Michael E. Herman and Nancy-Ann DeParle as Class III Directors to serve for a three year term until the 2007 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

     b. to approve the adoption of the Cerner Corporation 2004 Long-Term Incentive Plan G; and

     c. to ratify the selection of KPMG LLP as independent public accountants of the Company for 2004; and

     d. in the discretion of the proxy holder as to any other matter properly coming before the Annual Meeting.

VOTING AND QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and ratification of the selection of KPMG LLP as the Company’s independent public accountants even if the broker does not receive voting instructions from you. Your broker may not vote your shares on the proposal relating to the 2004 Long-Term Incentive Plan G absent instructions from you. Without your voting instructions on the proposal relating to the 2004 Long-Term Incentive Plan G, a broker non-vote will occur.

     A plurality of the votes cast is required for the election of Directors. This means that the Director nominee with the most votes for a particular slot is elected for that slot. Only votes “For” or “Withheld” affect the outcome. Abstentions are not counted for purposes of the election of Directors.

     Under the Company’s Bylaws, a majority vote of the quorum present is required to approve the ratification of the selection of KPMG LLP as the Company’s independent public accountants, and the 2004 Long-Term Incentive Plan G. Abstentions are treated as votes “Against” these proposals and broker non-votes are treated as votes “Against” the proposal relating to the 2004 Long-Term Incentive Plan G.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth information, as of March 15, 2004 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by: (a) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (b) each Director and nominee for election as a Director, (c) each executive officer named in the Summary Compensation Table, and (d) the executive officers and Directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

	Amount and Nature
	of Beneficial		Percent of Shares
Name and Address of Beneficial Owner	Ownership		Outstanding
FMR Corp.	5,057,262	(1)	14.14%
Waddell & Reed Ivy Investment Company	5,037,975	(2)	14.04%
Neal L. Patterson	3,759,936	(3)	10.42%
Wellington Management Company, LLP	2,939,290	(4)	8.22%
Clifford W. Illig	2,758,906	(5)	7.7%
Vanguard Specialized Funds-Vanguard Health Care Fund	2,680,100	(4)	7.49%
Jack A. Newman, Jr.	165,127		*
Glenn P. Tobin, Ph.D.	117,188		*
Earl H. Devanny, III	91,372		*
Paul M. Black	88,736		*
Michael E. Herman	85,600		*
John C. Danforth	66,730		*
Gerald E. Bisbee, Jr., Ph.D.	58,400		*
Jeff C. Goldsmith, Ph.D.	49,307		*
William B. Neaves, Ph.D.	17,000		*
Nancy-Ann DeParle	12,100		*
All Directors and executive officers, as a group (22 persons)	7,580,364		20.45%

*	Less than one percent

(1)	According to a Schedule 13G, dated February 16, 2004 and filed by FMR Corp., FMR Corp. has sole voting power with respect to 178,500 shares of Common Stock and sole dispositive power with respect to 5,057,262 shares of Common Stock. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Schedule 13G, dated January 30, 2004 and filed by Waddell & Reed Financial, Inc. (“WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”) and Waddell & Reed Ivy Investment Company (“WRIICO”), collectively (“Waddell”), reported sole voting and dispositive power of the following:

WDR: 5,037,975 (indirect) WRFSI: 4,345,125 (indirect) WRI: 4,345,125 (indirect) WRIMCO: 4,345,125 (direct) WRIICO: 692,850 (direct)

The address for Waddell is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(3)	Includes 278,891 shares held in trust for minor children with Jeanne Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 54,000 shares for which Mr. Patterson has shared voting and dispositive power. Excludes 70,714 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

(4)	Schedule 13G, dated February 13, 2004 and filed by Wellington Management Company, LLP (“Wellington”), reported Wellington having shared voting power with respect to 231,390 shares of Common Stock and shared dispositive power with respect to 2,939,290 shares of Common Stock. The Schedule 13G filed by Wellington also reported that Vanguard Specialized Fund – Vanguard Health Care Fund (“Vanguard”) owns more than five percent of these shares. Schedule 13G, dated February 5, 2004 and filed by Vanguard reported sole voting and shared dispositive power with regard to 2,680,100 shares of common stock. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Includes 195,667 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 54,143 shares for which Mr. Illig has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes, each having a term of three years. Each year the term of office of one class of directors expires. The Board of Directors currently consists of eight members.

     The Board of Directors intends to present for action at the Annual Meeting the election of Gerald E. Bisbee, Jr., Ph.D., Michael E. Herman and Nancy-Ann DeParle, as Class III Directors to serve for a three year term until the 2007 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. There are no first time nominees for Director in this 2004 Proxy Statement.

     The Directors in Class I (Neal L. Patterson, Jeff C. Goldsmith, Ph.D. and John C. Danforth) and the Directors in Class II (Clifford W. Illig and William B. Neaves, Ph.D.) have been elected or appointed to terms expiring at the time of the Annual Meetings of Shareholders in 2005 and 2006, respectively. No shareholder may vote in person or by proxy for greater than three nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

     Pursuant to the Company’s Corporate Governance Guidelines, all Directors who are up for election at the Annual Meeting of Shareholders are expected to attend. All other Directors, barring unforeseen circumstances, are expected to attend the Annual Meeting as well. All current Directors of the Company, including the Directors up for re-election this year, attended the 2003 Annual Meeting of Shareholders with the exception of Michael E. Herman who was out the country and unable to attend.

     It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Gerald E. Bisbee, Jr., Ph.D., Michael E. Herman and Nancy-Ann DeParle as the Class III Directors, unless such authority is specifically withheld. In the event that any of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominee as may be recommended by the Nominating, Governance & Public Policy Committee and nominated by the Board of Directors. The above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

     The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder’s intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the names and addresses, as they appear in the Company’s books, of such shareholder, (d) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (e) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (f) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (g) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director. Nominees recommended by shareholders of the Company in accordance with the Company’s advance notice provision will be considered by the Nominating, Governance & Public Policy Committee for recommendation for nomination by the Board.

     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as Directors of the Company and each Director whose term of office will continue after the Annual Meeting:

		Director Since/
Name	Age	Term Expires
To Serve in Office Until 2005 (Class I)
Neal L. Patterson	54	1980/2005
Jeff C. Goldsmith, Ph.D. (2)	55	1999/2005

		Director Since/
Name	Age	Term Expires
John C. Danforth (2)(3)	67	1996/2005
To Serve in Office Until 2006 (Class II)
Clifford W. Illig	53	1980/2006
William B. Neaves, Ph.D. (1)(2)(3)	61	2001/2006
To Serve in Office Until 2004 (Class III)
Gerald E. Bisbee, Jr., Ph.D. (1)(2)(3)	61	1988/2004
Michael E. Herman (2)	62	1995/2004
Nancy-Ann DeParle (1)(2)	47	2001/2004

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of the Nominating, Governance & Public Policy Committee.

     Gerald E. Bisbee, Jr., Ph.D. has been a Director of the Company since February 1988. Dr. Bisbee is Chairman, President and Chief Executive Officer of ReGen Biologics, Inc. (ReGen), a tissue remodeling company providing minimally invasive implants and medical devices for the repair and regeneration of injured human tissue. He was a Director of Aros Corporation (formerly known as APACHE Medical Systems, Inc.) commencing in December 1989, serving as Chairman of the Board from December 1989 to November 1997 and from December 2000 to June 2002. He was Chief Executive Officer of Aros from December 1989 to November 1997. Dr. Bisbee was also appointed Secretary of Aros in December 2000. In June 2002, ReGen and Aros merged.

     John C. Danforth has been a Director of the Company since May 1996. Mr. Danforth represented the State of Missouri in the U.S. Senate for 18 years until 1994. He has been a partner in the law firm of Bryan Cave LLP since 1995, and, presently, serves as a Director of The Dow Chemical Company and MetLife, Inc.

     Nancy-Ann DeParle has been a Director of the Company since May 2001. Ms. DeParle is a consultant on health policy and regulatory issues, a Senior Advisor to JPMorgan Partners, LLC and an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. She was Administrator of the Health Care Financing Administration (HCFA, now the Centers for Medicare and Medicaid Services) from 1997 to October 2000 and a Fellow of the Institute of Politics and the Interfaculty Health Policy Forum at Harvard University from October of 2000 to the Spring of 2001. As HCFA Administrator, Ms. DeParle was a key health policy advisor to President Clinton and directed the Medicare, Medicaid, and State Children’s Health Insurance programs. Before joining HCFA, she served as Associate Director for Health and Personnel at the White House Office of Management and Budget from 1993 to 1997. She has also worked as a lawyer in private practice and served as the Commissioner of the Tennessee Department of Human Services. Ms. DeParle is a Director of Accredo Health, Inc., DaVita, Inc., Guidant Corporation, Specialty Laboratories, Inc. and Triad Hospitals, Inc.

     Jeff C. Goldsmith, Ph.D. has been a Director of the Company since September 1999. He is a healthcare consultant and President of Health Futures, Inc. and is an associate professor of medical education in the School of Medicine at the University of Virginia. Dr. Goldsmith served as National Advisor for Healthcare to Ernst & Young for twelve years, and lectured for eleven years at the Graduate School of Business at the University of Chicago. Dr. Goldsmith also served as Director of Planning and Government Affairs at the University of Chicago Medical Center and worked as a fiscal and policy analyst in the Office of the Governor of Illinois. Dr. Goldsmith currently serves as a Director of Essant Healthcare.

     Michael E. Herman has been a Director of the Company since May 1995. He was President of the Kansas City Royals Baseball Club from 1992 to 2000. He was President of the Kauffman Foundation from 1985 to 1990 and Chairman of its Finance and Investment Committee from 1990 to 1999. Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. He is a Trustee of Rensselaer Polytechnic Institute and the University of Chicago Graduate School of Business. Mr. Herman is presently a Director of Santarus, Inc.

     Clifford W. Illig has been a Director of the Company since 1980 and is a co-founder of the Company. Mr. Illig served as Chief Operating Officer of the Company for more than five years until October 1998 and as President of the Company for more than five years until March 1999. Mr. Illig has served as Vice Chairman of the Board of Directors since March 1999.

     William B. Neaves, Ph.D. has been a Director of the Company since March 2001. Dr. Neaves has been President, Chief Executive Officer, and member of the Board of Directors of The Stowers Institute for Medical Research since June 2000. For twenty years prior to 2000, he served in succession as Dean of Southwestern Graduate School, Dean of Southwestern Medical School, and Chief Academic Officer and holder of the Wildenthal Distinguished Chair in Biomedical Science at the University of Texas Southwestern Medical Center. He is presently a member of the University of Missouri Kansas City Trustees, the Kansas City Life Sciences Institute and the Kansas City Area Development Council.

     Neal L. Patterson has been a Director of the Company since 1980 and is a co-founder of the Company. Mr. Patterson has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. Mr. Patterson also served as President of the Company from March 1999 until August 1999.

Meetings of the Board and Committees

     The Board of Directors has established Audit, Compensation and Nominating, Governance & Public Policy Committees of the Board of Directors. The Board of Directors has adopted a written charter for each of these Committees. The full text of each charter and the Company’s Corporate Governance Guidelines are available on the Company’s website located at www.cerner.com. Additionally, a copy of the Audit Committee Charter is attached as Exhibit A hereto. The Board of Directors does not have an Executive Committee. During 2002, the Board of Directors held five meetings, the Audit Committee held twelve meetings, the Compensation Committee held five meetings and the Nominating, Governance & Public Policy Committee held two meetings. Each Director attended at least 75% of the total meetings of the Board and the Board committees on which the Director served during the fiscal year.

Committees of the Board

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company, and in addressing the scope and expense of audit and related services provided by the Company’s independent accountants.

     The Compensation Committee reviews and approves the Company’s compensation policies and practices, establishes compensation for Directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company’s benefit plans and compensation philosophy.

     The Nominating, Governance & Public Policy Committee provides assistance and recommendations to the Board of Directors, the Chairman and the Chief Executive Officer of the Company in the areas of: (i) Board membership nomination, committee membership selection and rotation practices, (ii) evaluation of the overall effectiveness of the Board and review and consideration of developments in corporate governance practices, and (iii) current and emerging political, corporate citizenship and public policy issues that may affect the business operations, performance or public image of the Company. The Chairman of the Nominating, Governance & Public Policy Committee presides at all meetings of non-management Directors.

Nomination Process and Shareholder Access to Directors

     Nominees may be suggested by Directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating, Governance & Public Policy Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and the Nominating, Governance & Public Policy Committee Charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board.

     In its assessment of each potential candidate, the Nominating, Governance & Public Policy Committee will conduct a background evaluation and review the nominee’s: judgment; character and integrity; experience in business, healthcare, information technology, government and in areas that are relevant to the Company’s global activities; independence; understanding of the Company’s or other related industries; and, such other factors the Nominating, Governance & Public Policy Committee determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership. The Nominating, Governance & Public Policy Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities. The Nominating, Governance & Public Policy Committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director.

     The Nominating, Governance & Public Policy Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating, Governance & Public Policy Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating, Governance & Public Policy Committee in care of the Company’s Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to other potential nominees considered by the Nominating, Governance & Public Policy Committee. In addition, shareholders may submit Director nominations to the Company in accordance with the procedures described in “General Information,” below.

     The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any of the Directors c/o Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors, as applicable, on a periodic basis.

Audit Committee Report

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The Audit Committee of the Company is currently composed of three independent members of the Board of Directors (all of whom meet the applicable independence requirements of the SEC and The Nasdaq Stock Market) and operates under a written charter adopted by the Board of Directors. The Audit Committee appoints and retains the Company’s independent accountants which appointment is then confirmed and ratified by the Board of Directors, and, this year, the selection is subsequently submitted to the shareholders of the Company for ratification.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 3, 2004 to be filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald E. Bisbee, Jr., Ph.D.
Nancy-Ann DeParle
William B. Neaves, Ph.D.

Guidelines of Cerner Corporation’s Audit Committee
for Pre-Approval of Independent Auditor Services

     The Audit Committee of the Board of Directors of the Company has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

     For audit services (including statutory audit engagements as required under local country laws) and audit-related services, the independent auditor will provide the Committee with an engagement letter during the first quarter of each year outlining the scope of audit and audit-related services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee at either its March or May Committee meeting. The Committee will approve, if necessary, any changes in the terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

     For any permissible non-audit services, the independent auditor will provide the Committee with a detailed scope of service description and fee range. Each non-audit service must be separately pre-approved by the Committee. Company management and the independent auditor will each confirm to the Committee that any non-audit services for which pre-approval is requested are permissible under all applicable legal requirements.

     To ensure prompt handling of unexpected matters, the Committee delegates to the Chair of the Committee the authority to amend or modify the scope of pre-approved permissible audit, audit-related or non-audit services and the fees related thereto. Upon receiving an unforeseen request for audit, audit-related or non-audit services or a change in the fee range, the independent auditor will advise Company management and Company management will request pre-approval for such change in audit, audit-related or non-audit services or fees from the Chair of the Committee. The Chair of the Committee will report on all action taken with respect to pre-approval of audit, audit-related or non-audit services and fees to the Committee at the next Committee meeting. With respect to any such pre-approval of non-audit services, Company management and the independent auditor will each confirm to the Chair of the Committee that such non-audit services are permissible under all applicable legal requirements.

     With respect to each proposed pre-approved service, the independent auditor will provide sufficient detail in the description to ensure that the Audit Committee (or Chairman, as applicable) knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence.

     The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the fiscal year ended January 3, 2004.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
					All Other
	Fiscal			Number of Stock	Compensation
Name and Principal Position	Year	Salary($)(2)	Bonus($)	Options Granted	($)(5)
Neal L. Patterson (1)	2003	569,903	137,579	25,000	4,363
Chairman of the Board of Directors	2002	512,308	342,900	25,000	8,494
and Chief Executive Officer	2001	492,307	354,713	37,500	7,427
Jack A. Newman, Jr.	2003	412,788	228,808	5,000	4,288
Executive Vice President	2002	403,653	283,950	7,500	8,408
	2001	397,692	212,381	—	7,349
Glenn P. Tobin, Ph.D. (3)(4)	2003	427,163	164,033	—	4,300
Executive Vice President	2002	420,673	141,413	60,000	8,422
	2001	366,923	337,096	25,000	7,327
Paul M. Black	2003	328,270	248,910	30,000	4,221
Executive Vice President	2002	293,269	336,574	40,000	8,319
	2001	264,616	377,704	20,000	7,246
Earl H. Devanny, III	2003	415,192	92,893	15,000	4,289
President	2002	393,269	235,688	50,000	8,398
	2001	365,769	339,049	25,000	7,326

(1)	Includes a $57,150 bonus payment for 2002 performance, which was not earned until approved by the Compensation Committee in May 2003.

(2)	2003 salary represents 53 weeks due to the Company’s fiscal year being one week longer in 2003.

(3)	Mr. Tobin 2003 bonus includes $80,000 for relocation to the United Kingdom.

(4)	Mr. Tobin’s 2002 option grant of 125,000 was reduced by 65,000 due to cancellation in May of 2003, concurrent with a change in role.

(5)	Includes Company matching contributions and discretionary profit-based allocations to the named individual’s account pursuant to the Cerner Corporation 401(k) Retirement Plan and premiums paid by the Company on group term life insurance.

Stock Option Plans

     The following table reports information with respect to the award of stock options during the year ended January 3, 2004 for each of the named executive officers in the Summary Compensation Table:

Option Grants In Last Fiscal Year

	Number of	Percent of
	securities	total options
	underlying	granted to	Exercise
	options	employees	price	Expiration	Grant date
Name	granted (#)	in fiscal year	($/Sh)(1)	date	present value ($) (2)
Neal L. Patterson (1)	25,000	2.8	22.59	6/12/13	326,730
Jack A. Newman, Jr. (1)	5,000	.6	22.59	6/12/13	65,346
Glenn P. Tobin, Ph.D.	—	—	—	—	—
Paul M. Black (1)	30,000	3.3	22.59	6/12/13	392,075
Earl H. Devanny, III (1)	15,000	1.7	22.59	6/12/13	196,038

(1)	These options were issued at a price that was equal to the market value of the Company’s Common Stock on the date of grant. The options vest and become exercisable in varying amounts per year over a period of five years from the date of the grant, assuming the optionee remains an employee of the Company.

(2)	The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 71.2%; risk-free interest rate of 3.8%; and expected years until exercise of 4.7 years for each option.

     The following table reports information with respect to the January 3, 2004 option values for each of the named executive officers in the Summary Compensation Table:

Aggregated Option Exercises In Last Fiscal Year and January 3, 2004 Option Values

Number of
Securities
Underlying
Unexercised
			Options at	Value of Unexercised
			January 3, 2004	In-the-Money Options at
			(#)	January 3, 2004 ($)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable (1)	Unexercisable (1)
Neal L. Patterson	—	—	328,000/144,500	2,815,380/1,037,720
Jack A. Newman, Jr.	—	—	143,992/22,871	2,680,958/322,665
Glenn P. Tobin, Ph.D.	—	—	103,120/102,678	1,363,069/701,222
Paul M. Black	—	—	55,430/110,207	881,369/1,095,546
Earl H. Devanny, III	—	—	86,544/124,135	1,519,146/1,284,500

(1)	The numbers in the column headed Number of Securities Underlying Unexercised Options at January 3, 2004 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at January 3, 2004 reflect (a) the number of shares of the Company’s Common Stock into which options are exercisable and unexercisable and (b) the difference between the market value on January 3, 2004 of such shares of Common Stock and the exercise price of the options.

Director Compensation

     During 2003, non-employee Directors of the Company received compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 2003, payments, excluding expense reimbursements, were $20,000 to Dr. Bisbee, $10,500 to Mr. Herman, $13,000 to Dr. Goldsmith, $13,000 to Mr. Danforth, $20,000 to Mr. Neaves and $15,500 to Ms. DeParle.

     As of May 2004, non-employee Directors of the Company will receive a $25,000 annual retainer and $2,500 for each Board meeting attended. The Chairman of the Audit Committee will receive $2,000 for each Audit Committee meeting attended as Chairman, the Chairman of the Compensation Committee will receive $1,600 for each Compensation Committee meeting attended as Chairman, and the Chairman of the Nominating, Governance & Public Policy Committee will receive $1,200 for each such Committee meeting he or she attends as Chairman. Each Committee member will receive $1,000 for each Committee meeting attended. All Chairman and Committee member fees will be paid at fifty percent (50%) of such rates for attendance at telephonic Committee meetings.

     In conjunction with being re-elected to the Board of Directors in May 2003, Clifford W. Illig and William B. Neaves, Ph.D. were each granted options to purchase 12,000 shares of the Company’s Common Stock. These options were issued at a price that was equal to the fair market value of the Company’s Common Stock on the date of grant. The options become exercisable in equal amounts each year over a period of three years from the date of the grant, beginning in 2004, assuming each individual remains a Director of the Company. The options expire ten years from date of grant. Commencing in May of 2004, non-employee Directors will receive a grant of 2,500 shares of restricted stock of the Company for each year such non-employee Director serves as a Director of the Company. The restricted stock grant will vest at the end of the completion of the one year of Board service for which it was granted. Nominees that are elected or appointed to the Board for the first time will also receive an additional grant of 2,500 shares of restricted stock that will vest in equal amounts each year over a three year term, provided the individual remains a Director of the Company. The grant of restricted stock commencing in May of 2004 will be in lieu of stock option grants that have historically been part of the Company’s non-employee Director compensation.

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of the individuals listed below. All of the members of the Compensation Committee are independent Directors under the applicable Nasdaq requirements. The Compensation Committee reviews and approves the Company’s compensation policies and practices, establishes compensation for directors, evaluates Mr. Patterson’s performance and establishes compensation accordingly, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company’s benefit plans and compensation philosophy.

     The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified associates. The Company seeks to provide competitive salaries based upon individual performance, together with annual cash bonuses (paid out quarterly) awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between the executives and the Company’s shareholders. Options are also granted to the top 20% performers below the executive level based upon individual achievements.

     This year, the Company is seeking approval of a Long-Term Incentive Plan G, which is similar to the Long-Term Incentive Plan F. Approval of Plan G will enable the Company to continue to utilize equity as an element of its total rewards plan for top performing associates and executives. Approval is necessary as Cerner will substantially deplete its reserve of shares under previously approved plans by late 2005.

     Deloitte Consulting LLP, the Committee’s retained compensation consultant, advised the Committee on the evaluation, design and development of Plan G, and other compensation matters throughout the year.

     Annual Compensation

     Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus (paid out quarterly) based upon incentive plans adopted each year by the Compensation Committee. The Company grants such compensation bonuses pursuant to a shareholder approved performance-based compensation plan. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus earned. The incentive plans for executive officers other than Mr. Patterson consist of various objective goals, both related to areas for which such executive officer has responsibility and for Company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected, in some instances, by a subjective analysis of the executive’s overall performance. Such bonuses may only be adjusted downward from the maximum amount stated in each individual’s compensation plan. For Mr. Patterson, the goals during the 2003 plan year consisted of earnings per share and client satisfaction survey results. Attainment by Mr. Patterson of the goals is determined on an objective basis without any subjective analysis of his overall performance. Under the incentive plans, each executive may earn up to a maximum amount approved by the Compensation Committee, based on and as determined by targets designed to create a significant incentive in relation to such executive’s base salary. During 2003, the Company’s executive officers, as a group, earned approximately 59 percent of the targeted incentives available. For 2004, Mr. Patterson’s bonus and a majority of the executive officer incentive plan bonuses will be paid out based on attainment of earnings per share targets, business and operational results, and client experience measures including cash collections and service level attainment.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive’s performance, salary levels at other competing businesses, as reported publicly for a peer group of like companies and through widely-recognized surveys, and the Company’s performance. In approving salaries and incentive plan payments for 2003, the Compensation Committee considered, among other matters, the Company’s performance and the compensation levels of the Company’s principal competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

     Mr. Patterson’s compensation during the year ended January 3, 2004 consisted of $569,903 in salary and $137,579 in payments earned under the Company’s incentive plans. Mr. Patterson earned approximately 35 percent of the targeted incentives available under the incentive plans during 2003. In determining Mr. Patterson’s salary and potential incentive plan payments for 2003, the Compensation Committee considered, among other matters, the Company’s performance during 2002 and the compensation of the chief executive officers of the Company’s principal competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

     Aligning Pay with Performance

     During 2003, Cerner’s management team continued practices established to closely link pay to performance. A quarterly performance review process was used to provide quarterly feedback to executives on their performance and attainment of Company goals. Under this program, executives whose performance was evaluated as being in the bottom 20% of all executives are not eligible for pay increases or additional stock option grants.

     Long-Term Incentive Compensation

     The long-term incentive compensation for executive officers consists of awards of stock options granted under the Company’s shareholder approved stock option plans. Stock option grants are typically made to an executive upon their commencement of employment with the Company. Executives are eligible for additional stock option grants on an annual basis as their individual and Company performance warrants. The Compensation Committee believes stock options create an incentive for executive officers to contribute to sustained, long-term growth in the Company’s performance. The Compensation Committee believes that stock options create a mutuality of interest between the Company’s executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers, to date, have exercise prices equal to or greater than the fair market value of the Common Stock on the date of the grant of the stock option.

     Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to a company’s chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as “performance-based” compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Gains on exercises of stock options awarded under Long-Term Incentive Plans are considered to be “performance-based” compensation not subject to the Section 162(m) deductibility limit.

Members of the Compensation Committee:
Gerald E. Bisbee, Jr., Ph.D.
John C. Danforth
Nancy-Ann DeParle
Jeff C. Goldsmith, Ph.D.
Michael E. Herman
William B. Neaves, Ph.D.

Report of the Nominating, Governance & Public Policy Committee

     The Nominating, Governance & Public Policy Committee of the Company is currently composed of three independent members of the Board of Directors (all of whom meet the applicable independence requirements of the SEC and The Nasdaq Stock Market) and operates under a written charter adopted by the Board of Directors, which charter is available for review on the Company’s website at www.cerner.com under Investors/Corporate Governance.

     The Nominating, Governance & Public Policy Committee is appointed by the Board to provide assistance to the Board, the Chairman and the Chief Executive Officer of the Company in the areas of: (i) Board membership nomination, committee membership selection and rotation practices, (ii) evaluation of the overall effectiveness of the Board and review and consideration of developments in corporate governance practices, and, (iii) current and emerging political, corporate citizenship and public policy issues that may affect the business operations, performance or public image of the Company. The Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s shareholders and to foster Cerner’s commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society.

     In 2003, the Nominating, Governance & Public Policy Committee recommended for adoption, and the Board adopted, written Corporate Governance Guidelines, which included a Director Orientation and Continuing Education Program for Directors. The Nominating, Governance & Public Policy Committee also reviewed Director candidates in accordance with its charter and pursuant to that review, recommended the Director candidates listed in this Proxy as being the nominees best suited to serve the needs of the Company.

Members of the Nominating, Governance & Public Policy Committee:
Gerald E. Bisbee, Jr., Ph.D.
John C. Danforth
William B. Neaves, Ph.D.

Company Performance

     The following graph presents a comparison for the five-year period ended January 3, 2004 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices) and the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices):

Comparison of 5 Year Cumulative Total Return

     The above comparison assumes $100 was invested on December 31, 1998 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer’s stock market capitalization at the beginning of each year.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected the firm of KPMG LLP as the Company’s independent certified public accountants to audit the financial statements of the Company for the fiscal year ending January 1, 2005. KPMG LLP has served as auditors for the Company since 1983. It is expected that representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for 2002 and 2003 and reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, and fees billed for other services rendered by KPMG LLP during those periods

	2002	2003
Audit Fees	$288,000	$326,000
Audit-related Fees (1)	48,000	47,000

Audit and Audit-related Fees	$336,000	$373,000

Tax Fees (2)	$102,000	$118,000
All Other Fees	—	—

Total Fees	$438,000	$491,000

(1)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and due diligence services.

(2)	Tax fees consist of fees for tax consultation and tax compliance services.

     In making its determination regarding the independence of KPMG, the Audit Committee considered whether the provision of the services covered in the sections herein regarding “Audit-related Fees”, “Tax Fees”, and “All Other Fees” was compatible with maintaining such independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP

APPROVAL OF THE ADOPTION OF THE
CERNER CORPORATION 2004 LONG-TERM INCENTIVE PLAN G

     The Board of Directors of the Company approved on March 3, 2004, subject to shareholder approval, a long-term equity-based compensation plan, formally titled the “Cerner Corporation 2004 Long-Term Incentive Plan G” (“Plan G”), to provide key associates and non-employee Directors of the Company and its subsidiaries (“eligible participants”) with added incentive to remain employed by the Company and align such individuals’ interests with those of the Company’s shareholders, and is recommending to the shareholders that the shareholders adopt Plan G. The Board of Directors believes that Plan G will create additional alignment with eligible participants as shareholders. The Board of Directors also believes that the use of Plan G is necessary for the Company to attract, hire and retain quality associates in an industry that has a very competitive market for talented employees and meets the Company’s goal of establishing a broad based, long-term orientation for the Company’s high performance associates. Plan G would permit the issuance of up to 2,000,000 shares of the Company’s Common Stock pursuant to Awards granted under Plan G, such as stock options, restricted stock awards, restricted stock units and performance share awards, as well as other awards such as stock appreciation rights (“SARs”), phantom stock and performance unit and performance share awards which may be payable in the form of Common Stock or cash (collectively all such types of awards being hereinafter referred to as “Awards”).

Description of Plan G

     The following is only a brief summary of Plan G and is qualified in its entirety by reference to the full text of Plan G, a copy of which is attached hereto as Annex I.

     General. Plan G provides for the granting of stock options, SARs, restricted stock awards and restricted stock units, phantom stock, performance unit and performance share awards to designated eligible participants.

     Purpose. The purpose of Plan G is to encourage eligible participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders by aligning the economic interests of the eligible participants with those of the Company’s shareholders. Plan G is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of eligible participants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

     Eligibility to Receive Awards. Designated key associates of the Company and its subsidiaries and non-employee Directors are eligible to be granted Awards under Plan G. However, incentive stock options (see below) may be granted only to associates of the Company.

     Plan Administration. Plan G will be administered by the Compensation Committee of the Board of Directors, or such other committee as the Board may determine (the “Committee”), all of whom will be: (1) “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, (2) “non-employee directors” as defined by the Securities and Exchange Commission rules under the Securities Act of 1934, and (3) qualified to administer the Plan and act as a Member of the Committee pursuant to all applicable rules, regulations and listing standards of the Nasdaq Stock Market, including any applicable standards for independence. Subject to the terms of Plan G, the Committee has the sole discretion to administer and interpret Plan G and determine who shall be granted Awards, the size and types of such Awards and the terms and conditions of such Awards.

     Stock Options. Both incentive stock options and nonqualified stock options may be granted under Plan G. The exercise price per share of the shares of the Company’s Common Stock subject to each option (the “option price”) is set by the Committee but may not be less than the fair market value on the date of grant. Certain incentive stock options granted to individuals owning more than 10% of the Company will be required to have a higher option price equal to at least 110% of the value of the stock on the date of grant. Options granted under Plan G are exercisable at the times and on the terms established by the Committee. The grant and the terms of incentive stock options shall be restricted to the extent required by the Internal Revenue Code. The option price must be paid in full in cash or the Committee also may permit payment of the option price by the tender of previously acquired shares of the Company’s Common Stock or such other legal consideration which the Committee determines to be consistent with Plan G’s purpose and applicable law. Reload options are not permitted under Plan G.

     Plan G limits the number of options that can be granted to any individual during any calendar year to 500,000 shares. This limitation is applicable to other Awards made under Plan G to the extent such Awards are settled in shares of Company Common Stock.

     Stock Appreciation Rights. Plan G permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination thereof. A freestanding SAR is a SAR that is granted independently of any option. A tandem SAR is a SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). Tandem SARs may be granted either at the time the option is granted or any time thereafter while the option remains outstanding; provided, however, that in the case of an incentive stock option, SARs may be granted only at the time of grant of the incentive stock option. The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. Unless the Committee determines otherwise, the grant price shall be at least equal to the option price of the related option in the case of a tandem SAR, or in the case of a freestanding SAR, the fair market value of a share of the Company’s Common Stock on the date of grant.

     The Company may establish a grant price for freestanding SARs that is less than the fair market value of a share of the Company’s common stock, but the grant price on the “discounted stock appreciation rights,” or “DSARs,” cannot be less than 50% of the fair market value of the common stock at the time of the grant. When a grantee exercises a SAR, that grantee will receive an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, common stock or combination thereof.

     Restricted Stock and Restricted Stock Unit Grants. Plan G permits the grant of restricted stock or restricted stock unit awards. Restricted Stock and Restricted Stock Units may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock or Restricted Stock Units shall lapse over a period of time or according to such other criteria, such as the achievement of specific performance goals, as the Committee deems appropriate. Unless the Committee determines otherwise, during the period of time in which the shares of Restricted Stock or Restricted Stock Units are restricted, the individual to whom the shares have been granted shall not have the right to vote the shares but shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

     Performance Unit and Performance Shares. Plan G permits the grant of performance units and performance share awards which are bonuses payable in cash, Common Stock or a combination thereof. Each Performance Unit/Share shall represent the right of the grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the fair market value of a share of the Company Common Stock. When Performance Units/Shares are granted, the Committee shall establish a performance period during which performance shall be measured and at the end of each performance period, the Committee shall determine to what extent the performance goals and other conditions of the Performance Units/Shares are met. If the grantee of a Performance Unit/Share ceases to be an associate during a performance period, or if other conditions established by the Committee are not met, the grantee’s Performance Units/Shares shall be forfeited at the close of business on such associate’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     Phantom Stock. Plan G permits the grant of shares of Phantom Stock. The Committee will establish the initial value of each share of Phantom Stock at the time of the grant and may decide whether Company dividends, if any, will be paid (either currently or accrued as contingent cash obligations) on any shares of Phantom Stock. Payments made with respect to a share of Phantom Stock will be in an amount equal to the fair market value on the payment date of a share of Company Stock. Any amounts payable with respect to Phantom Stock may be paid in the form of cash or in shares of Company Stock in accordance with the terms and at such times as determined by the Committee at the time of grant. Generally, the payment of amounts with respect to shares of Phantom Stock will be associated with the achievement of specific performance goals established from time to time by the Committee. If the grantee of Phantom Stock ceases to be an associate prior to becoming vested or otherwise entitled to payment, the associate’s Phantom Stock shall be forfeited at the close of business on the associate’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     Nontransferability of Awards. Awards granted under Plan G may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, or as otherwise specifically permitted by the Committee.

     Federal Income Tax Consequences. The following is only a general summary of the possible federal income tax consequences that could result under Plan G and should not be relied upon as being a complete statement. It does not address the state or local tax aspects of participation in Plan G.

     The grant of an option or SAR will create no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an incentive stock option if the applicable holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no income tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified option or a SAR, the grantee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of Common Stock on the date of the exercise; the Company will be entitled to an income tax deduction for the same amount, subject to the possible applicability of the compensation deductibility limit of Section 162(m) of the Internal Revenue Code. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by a grantee upon exercise of an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an incentive stock option before the applicable holding periods have been satisfied.

     With respect to other Awards made under Plan G that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the grantee generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received, and the Company will be entitled to a deduction for the same amount. With respect to Awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the grantee generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the Company’s deduction for compensation paid to certain executive officers to $1 million per year unless such compensation is “performance-based.”

     Amendment and Termination of Plan G. Except as specifically provided for in Plan G, the Committee or the Board of Directors of the Company may amend or terminate Plan G at any time or from time to time, without obtaining the approval of the Company’s shareholders. The Company, however, cannot amend Plan G without obtaining the approval of the Company’s shareholders: (1) to increase the aggregate number of shares issuable under Plan G, (2) to change the option price of optioned stock except for certain permitted adjustments, (3) to change the requirement that the option price per share of Common Stock covered by an incentive stock option granted under Plan G not be less than 100% of the fair market value of such stock, (4) to extend the time within which options may be granted or the time within which a grant may be exercised, (5) to change any granted option without the consent of the optionee, or, (6) to make any amendment that requires shareholder approval under Section 162(m) of the Internal Revenue Code. Unless terminated earlier by the Committee, Plan G shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless Plan G is extended with the approval of the shareholders.

Plan G Benefits

     All key associates, including associates who are officers or Directors of the Company, and non-employee Directors of the Company and its subsidiaries are eligible to participate in and receive Awards under Plan G. The value and number of shares that potentially may be received by the five individuals named in the Summary Compensation Table, all current executive officers, all current Directors and all associates are not currently determinable due to the discretionary nature of Plan G.

Approval of Plan G

     Approval of the proposal to adopt Plan G requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions and broker non-votes are counted as votes “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ADOPTION OF THE CERNER CORPORATION 2004 LONG-TERM INCENTIVE PLAN G

CERTAIN TRANSACTIONS

     The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The lease rate is believed to approximate fair market value for this type of aircraft. During 2002 and 2003, respectively, the Company paid an aggregate of $543,000 and $839,055 for rental of the airplane. The airplane is used principally by Mr. Patterson, Mr. Devanny and Mr. Black to increase the number of client visits each can make and to reduce the physical strain of their heavy travel schedules. The Company intends to continue the use of the airplane in 2004.

     The Company loaned to Earl H. Devanny, III, Jack A. Newman, Jr. and Glenn P. Tobin, Ph.D., executive officers of the Company, $225,000, $205,468.75 and $100,000, respectively. All such loans were entered into prior to August 29, 2002 and have not been amended since August 29, 2002. The loan to Mr. Devanny in the amount of $200,000 is interest-free for the first two years and thereafter bears interest at the rate of 5% per annum. The maximum amount outstanding under this loan during 2003 and the total amount outstanding as of January 3, 2004 was $205,250. The loan to Mr. Newman in the amount of $100,000 is interest free. The maximum amount outstanding under this loan during 2003 was $40,000 and the total amount due under this loan as of January 3, 2004 was $20,000. The loan to Dr. Tobin in the amount of $100,000 bears interest at the rate of 3% per annum. The loan to Dr. Tobin was paid in full during 2003 and the maximum amount outstanding under this loan during 2003 was $115,200. The loans to Mr. Devanny and Mr. Newman in the amount of $25,000 and $105,468.75, respectively, were made pursuant to an Executive Stock Purchase Plan and bear interest at a rate of 5.5% per annum. Mr. Newman paid his Executive Stock Purchase loan in full during 2003, the maximum amount outstanding during 2003 was $111,306.97. The maximum amount outstanding during 2003 and the total amount outstanding as of January 3, 2004 for the Executive Stock Purchase loans to Mr. Devanny was $30,656.67. The outstanding amounts remaining under all the loans are outstanding but not due.

     During 2003 and in 2004, the Company retained and intends to retain the law firm of Bryan Cave LLP for certain outside legal services. John C. Danforth, one of the Company’s Board members, is a partner at Bryan Cave LLP. The Company has no other relationship with Bryan Cave LLP other than the attorney-client relationship. The total amount of fees paid in 2003 by the Company to Bryan Cave, LLP was $105,793.56. The dollar amount of the fees paid in 2003 and to be paid in 2004 does not and is not expected to exceed 5% of the law firm’s gross revenues for each respective year.

     Neal Patterson’s son, Clay Patterson, is employed by the Company as Project Leader. Mr. Patterson’s aggregate compensation for the fiscal year 2003 was $67,131. His compensation is not subject to approval by the Board of Directors. On October 8, 2003, Mr. Patterson was awarded options under the Company’s Stock Option Plan E to purchase 400 shares of the Company’s Common Stock at an exercise price of $34.62 per share, which was the closing price of the Company’s Common Stock on the date the options were granted. These options vest at various amounts over a period of five years.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and holders of ten percent or more of the Company’s equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 3, 2004 all Section 16(a) filing requirements applicable to its executive officers, Directors and holders of ten percent or more of the Company’s equity securities were complied with, except for two exceptions:

(1)	John C. Danforth filed a Form 4 on May 2, 2003, which included the late reporting of his purchase of 5,000 shares of Company Common Stock on April 25, 2003. The broker handling the transaction failed to follow the communicated reporting protocol, causing a delay in the transaction being reported to the SEC.

(2)	Cliff W. Illig filed a Form 4 on September 5, 2003, which included the late reporting of his sale of 10,000 shares of Company Common Stock on August 28, 2003. The broker undertaking the transaction submitted by e-mail information necessary to complete the Form 4, however, an e-mail system issue caused an extended delay in the receipt of such e-mail and the broker failed to follow established procedure to call and confirm receipt of the information.

FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Company for the fiscal year ended January 3, 2004 is enclosed with this Proxy Statement.

GENERAL INFORMATION

Shareholder Proposals

     The Bylaws of the Company require that for business to be properly brought before an annual shareholders’ meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders’ name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company.

     Proposals by holders of the shares of Common Stock which are intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 20, 2004 to be eligible for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934.

     Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and form of proxy must deliver notice to the Secretary at the principal executive offices of the Company not later than the close of business on January 27, 2005. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and Director nominations.

     Because no notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the Meeting by or at the direction of the Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Expenses of Solicitation

     This proxy solicitation is being made by the Board of Directors of the Company. All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged ADP Investor Communication Services as paid solicitors in connection with the Annual Meeting. ADP will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is approximately $20,000. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Randy D. Sims
Randy D. Sims
Secretary

North Kansas City, Missouri
April 19, 2004

EXHIBIT A

CERNER CORPORATION
AUDIT COMMITTEE CHARTER
Revised April 10, 2003

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board to assist the Board in monitoring: a) the integrity of the financial statements of the Corporation; b) the independent auditors’ qualifications and independence; c) the performance of the Corporation’s internal audit function and independent auditors; and, d) the compliance by the Corporation with legal and regulatory requirements.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. These responsibilities are in addition to those duties set out for a member of the Board.

II. COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in: (a) NASD Rules 4200(a)(15) and 4350(d)(2)(A)(i), as proposed in SR-NASD-2002-141, and, (b) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) adopted thereunder, all as may be amended from time to time.

All members of the Committee shall be capable of reading and understanding fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall: (a) have past employment experience in accounting or finance, requisite professional certification in accounting or any comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and, (b) qualify as an “audit committee financial expert” as defined by the Commission in Item 401(h)(2) of Regulation S-K, as amended from time to time. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting upon the recommendation of the Nominating and Governance Committee. Unless a Chair is recommended by the Nominating and Governance Committee and elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with representatives of the internal auditing group and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. RESPONSIBILITIES AND DUTIES

A. Retention and Oversight of Independent Auditors.

     The Committee has sole authority and direct responsibility to appoint, compensate, evaluate, retain, replace and oversee the work of the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The independent auditors will report directly to the Committee and will, in all respects, be accountable to the Committee. Accordingly, the Committee shall have directly responsibility to:

i)	Select, retain, and if necessary, replace the Corporation’s independent auditors, based upon the Committee’s review of the independence and effectiveness of the independent auditors.

ii)	Approve the fees and other compensation to be paid to the independent auditors and the funding therefor. The Corporation shall provide for appropriate funding, as determined by the Committee as a committee of the Board, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation.

iii)	Oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation.

iv)	Evaluate the qualifications, performance and independence of the independent auditors on an ongoing basis, including the following:

•	consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence.

•	obtain and review a report from the independent auditors at least annually regarding: (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and, (d) all relationships between the independent auditors and the Corporation (including disclosures required by Independence Standards Board Standard No.1, as amended from time to time).

•	review and evaluate the qualifications, performance and independence of the lead audit partner of the independent auditors.

•	take into account the opinions of management and the senior internal auditing executive.

•	consider the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other audit partner subject to rotation and consider whether there should be a regular rotation of the audit firm itself.

•	present its conclusions with respect to the independent auditors to the Board for its information at least annually.

v)	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which must be approved by the Committee prior to the completion of the audit. In lieu of pre-approving audit and permitted non-audit services, the Committee may establish policies and procedures for the engagement of independent auditors to perform such services, provided that the policies and procedures are detailed as to the particular service, the Committee is informed of such service, and such policies and procedures do not include delegation of the Committee’s responsibilities to management.

vi)	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation.

vii)	Engage independent counsel and other advisors as the Committee determines necessary or advisable to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Committee as a committee of the Board, for payment of compensation to any advisors employed by the Committee.

B. Financial Disclosure.

In fulfilling its duties and responsibilities, the Committee shall:

i)	Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements prior to the filing of such financial statements with the Commission, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review any items communicated by the independent auditors to the Committee in accordance with SAS 61, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

ii)	Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review any items communicated by the independent auditors in accordance with generally accepted auditing standards.

iii)	Prior to the filing of the respective audit report with the Commission, review with the independent auditors the following items as to which the independent auditors are required to report to the Committee: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of material items within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and, (c) other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

iv)	From time to time as determined by the Committee, and normally on at least an annual basis, discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including: (a) any significant changes in the Corporation’s selection or application of accounting principles, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

v)	From time to time as determined by the Committee, review with the independent auditors and management all material transactions involving related persons or entities, with clear discussion of arrangements that may involve transaction terms or other aspects that differ from those which would likely be negotiated with clearly independent parties.

vi)	From time to time as determined by the Committee, review with the independent auditors their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied to its financial reporting.

vii)	Discuss generally with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee shall pre-approve each such release or guidance.

viii)	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing group, and the Board.

C. Oversight of the Corporation’s Internal Audit Function.

In conjunction with the Committee’s review of financial statements and reports, the Committee shall:

i)	Oversee the Corporation’s internal auditing group, which shall report functionally to the Committee and administratively to the CFO.

ii)	Review periodically with management the appointment and replacement of the senior internal auditing executive.

ii)	Review with management and the independent auditors the adequacy and effectiveness of the Corporation’s financial reporting processes and controls, including: (a) internal controls and procedures for financial reporting (including any significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls), and, (b) disclosure controls and procedures.

iii)	Review all material reports to management prepared by the internal auditing group and management’s responses.

iv)	Discuss with the independent auditors and management the internal auditing group responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D. Ethical and Legal Compliance.

In fulfilling its duties and responsibilities, the Committee shall from time to time, as it determines:

i)	Establish, review and update periodically the Corporation’s Code of Conduct and review management’s controls for establishing a system to enforce this Code.

ii)	To the extent required by the applicable rules of the NASDAQ Stock Market, the Committee shall review and consider approval of all related-party transactions.

iii)	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

iv)	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

v)	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

vi)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding the Corporation’s accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

E. Other Responsibilities.

In fulfilling its duties and responsibilities, the Committee shall:

i)	Annually prepare a report to shareholders as required by the Commission. The report should be included in the Corporation’s annual proxy statement.

ii)	To the extent deemed advisable by the Committee, periodically review with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

iii)	Review and reassess the adequacy of this Charter and recommend any changes to the Board on at least an annual basis.

iv)	Conduct an annual performance evaluation of the Committee.

v)	Report regularly to the Board regarding its actions and deliberations.

vi)	Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

V. ADDITIONAL MATTERS

     A. To the extent permitted by applicable law and the rules of the NASDAQ Stock Market, as amended from time to time, the Committee may delegate authority to individual Committee members or such subcommittees as the Committee deems appropriate and shall review the actions of all such individuals or subcommittees as appropriate. Without limiting the foregoing, the Committee may delegate to the Chair the authority to: (i) pre-approve any engagement for audit services or permitted non-audit services, provided that the delegation is accomplished in accordance with Section IV.A.(v) hereof, and, (ii) discuss with the independent auditors the matters required to be discussed under generally accepted auditing standards with respect to interim financial statements.

     B. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee: (i) to plan or conduct audits, or, (ii) to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

     C. The Committee may rely in good faith upon the records of the Corporation and upon the information, opinions, reports or statements presented to the Committee by management and the independent auditors. The Committee shall not be required to verify any such information unless in the Committee’s good faith judgment the circumstances justify such verification.

Annex I

CERNER CORPORATION
2004 LONG — TERM INCENTIVE PLAN G

     The purpose of the Cerner Corporation Long-Term Incentive Plan G (the “Plan”) is to encourage designated key associates and non-employee directors of Cerner Corporation (the “Company”) and its subsidiaries to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders by aligning the economic interests of the participants with those of the shareholders.

     1. Administration

     (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors or such other committee as the Board of Directors of the Company (the “Board”) may designate to administer this Plan (the “Committee”). The Committee shall consist of three or more members of the Board, all of whom shall be: (i) “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, (ii) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) in the judgment of the Board, qualified to administer the Plan and act as a Member of the Committee pursuant to all applicable rules, regulations and listing standards of the Nasdaq Stock Market (or such other stock exchange on which the Stock is traded), including any applicable standards for independence. Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

     (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms (other than terms related to initial pricing of the shares) of any previously issued Grant and (v) deal with any other matters arising under the Plan.

     (c) Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Section 16 Persons, or (ii) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3

     (d) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt, amend or rescind such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2. Grants

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock as described in Section 6 (“Restricted Stock”), restricted stock units as described in Section 6 (“Restricted Stock Units”), stock appreciation rights as described in Section 7 (“SARs”), performance units as described in Section 8 (“Performance Units”), performance shares as described in Section 8 (“Performance Shares”), and phantom stock as described in Section 9 (“Phantom Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees. Grants, other than Options or SARs, shall vest as follows:

(a) time based Grants shall have a minimum three (3) year vesting schedule; and, (b) performance based Grants shall have a minimum one (1) year vesting schedule.

     3. Shares Subject to the Plan

     (a) Shares Authorized. Subject to the adjustment specified in Section 3(c) below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is two million (2,000,000) shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan. If and to the extent that shares of Company Stock subject to an outstanding Grant are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such Grant, or by reason of tendering or withholding of shares (by either actual delivery or by attestation) to pay all or a portion of the Exercise Price or to satisfy all or a portion of any tax withholding obligations relating to the Grant or the exercise of a Grant, settled in such a manner such that some or all of the shares covered by the Grant are not issued to a participant, or being exchanged for a Grant under this Plan that does not involve Company Stock, then such shares shall immediately again be available for issuance under this Plan and credited back to the 2,000,000 share limitation on Company Stock, as applicable. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

     (b) Individual Limit. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than five hundred thousand (500,000) shares of Company Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Company Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Company Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Company Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Company Stock or cash must not exceed either limitation.

     With respect to Grants, the value of which is not based on the Fair Market Value of Company Stock, no individual may receive Grants pursuant to this Plan during any calendar year involving a cash value plus shares of Company Stock with a Fair Market Value at date of grant that, in the aggregate, exceeds five million dollars ($5,000,000).

     (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

     4. Eligibility for Participation

     (a) Eligible Persons. All key associates of the Company and its subsidiaries (“Associates”), including Associates who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Associates (“Non-Employee Directors”) shall be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Associates and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Associates and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

     5. Granting of Options

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to a Grantee.

     (b) Type of Option and Price.

     (i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

     (ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

     (iii) The Fair Market Value per share as of any date shall be the closing reported sale prices of the Stock on The Nasdaq Stock Market (or such other national securities exchange in the event the Company stock is not then traded on The Nasdaq Stock Market) as of that date, or if there is no such reported sales price on the relevant date, then on the last previous day on which a sale was reported.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed twelve years from the date of grant. However, an Incentive Stock Option that is granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death. Except as provided below, an Option may only be exercised while the Grantee who is an Associate is employed by the Company. In the event that such a Grantee ceases to be employed for any reason other than a “disability”, death, retirement, or a termination for the convenience of the Company, any Option held by the Grantee shall terminate at the close of business ninety days after the Grantee’s last day of employment. In such case, and in all cases described below under (i), (ii), (iii) and (iv) below, the Option may be exercised only as to the shares of Company Stock as to which the Option had become exercisable on or before the date the Grantee ceases to be an Associate.

     (i) In the event that the Grantee ceases to be employed in a manner determined by the Committee or Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Grantee within sixty days of such termination), the Option may be exercised by the Grantee, or in the case of the Grantee’s death, by the Grantee’s beneficiaries entitled to do so, (A) if the Option is an Incentive Stock Option, within three months following the Grantee’s retirement, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s Options shall be exercisable for up to three years after the date of retirement.

     (ii) In the event the Grantee dies while he or she is an Associate, within the period referred to in clause (iv) below, or within the period described in sub-clause (A) and (B) of clause (i), above, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within one year following the Grantee’s date of death, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s Options shall be exercisable for up to three years after the date of death.

     (iii) In the event the Grantee ceases to be employed by the Company because the Grantee becomes “disabled”, or if the Grantee becomes disabled within the period referred to in clause (iv) below, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within twelve months following the date Grantee’s employment has ceased or the date the Grantee became disabled, whichever is later, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s

Options shall be exercisable for up to three years after the date Grantee’s employment has ceased or the date the Grantee became disabled, whichever is later.

     (iv) In the event the Grantee ceases to be employed by the Company because the Grantee is terminated for the convenience of the Company (as determined by the Committee or the Board in its sole discretion), any Incentive Stock Option and/or Nonqualified Stock Option exercisable on the date of termination of employment may be exercised by the Grantee within a period determined by the Committee, in its discretion, commencing on the date of termination of employment and continuing for up to three years after the date Grantee’s employment has ceased.

     (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:

     (A) The term “Company” shall mean the Company and its subsidiary corporations.

     (B) “Disability” or “disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value for such shares on the date of exercise equal to the aggregate Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion deems appropriate. However, the Committee may not authorize any loans under this Plan to any of the Company’s Section 16 Officers as defined by the Securities Exchange Commission and determined each year by the Company’s Board of Directors. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand U.S. dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

     6. Restricted Stock and Restricted Stock Units Grants

     The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock or Grant Restricted Stock Units, upon such terms as the Committee deems appropriate. A Restricted Stock Unit shall mean any unit granted under this Section 6 evidencing the right to receive a share of Company Stock (or a cash payment equal to the Fair Market Value of a share of Company Stock) at some future date. The following provisions are applicable to Restricted Stock and Restricted Stock Units:

     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock and Restricted Stock Unit Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock and Restricted Stock Units shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock and Restricted Stock Units will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

     (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant or issuable or transferable pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such shares or Restricted Stock Units.

     (c) Requirement of Employment. If the Grantee ceases to be employed by the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock or Restricted Stock Unit Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee’s last day of employment, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, accelerate the termination of the restrictions for all or a portion of such Restricted Stock or Restricted Stock Unit as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock or the Restricted Stock Units except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock or Restricted Stock Units shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period the Grantee shall not have the right to vote shares of Restricted Stock. During the Restriction Period the Grantee shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends, if any, may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may terminate the restrictions, as to any or all Restricted Stock Grants, without regard to any Restriction Period.

     7. Stock Appreciation Rights

     (a) General Requirements. The Committee may grant SARs to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, a predetermined percentage of the Fair Market Value of a share of Company Stock as of the date of grant of the SAR, which percentage shall equal 50% or greater of the Fair Market Value.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) for a Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

     8. Performance Units and Performance Shares

     (a) General Requirements. The Committee may grant Performance Units or Performance Shares to a Grantee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/Shares.

     (b) Performance Period and Performance Goals. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units/Shares (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate.

     (c) Payment with respect to Performance Units/Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

     (d) Requirement of Employment. If the Grantee ceases to be employed by the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units/Shares shall be forfeited at the close of business on the Grantee’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.

     9. Phantom Stock

     (a) General Requirements. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Value of Phantom Stock. The Committee shall establish the initial value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Company Stock.

     (c) Form and Timing of Payment. The Committee shall determine whether the Phantom Stock shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Company Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Company Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.

     (d) Requirement of Employment. If the Grantee ceases to be employed by the Company prior to becoming vested or otherwise entitled to payment, the Grantee’s Phantom Stock shall be forfeited at the close of business on the Grantee’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     10. Withholding of Taxes

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Phantom Stock, any of which is paid in Company Stock, by having shares withheld having an aggregate Fair Market Value up to an amount that does not exceed the required minimum amount necessary to satisfy the federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     11. Transferability of Grants

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights which have not been extinguished by the Grantee’s death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer a Grant to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     12. Grants Subject to Code Section 162(m)

     (a) Performance Based Grants. Any Grant to a Grantee who is a “covered employee” within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 12(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or, in the event the applicable performance period is one year, within 90 days after commencement of) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.

     (b) Business Criteria. Unless and until the Committee proposes for shareholder approval and the Company’s shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):

(i)	Total shareholder return
(ii)	Stock price increase
(iii)	Return on equity
(iv)	Return on capital
(v)	Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital
(vi)	Economic value added
(vii)	Market share
(viii)	Client/associate satisfaction as measured by survey instruments
(ix)	Earnings per share
(x)	Revenue Levels
(xi)	Personal performance
(xii)	Productivity measures
(xiii)	Diversification of business opportunities
(xiv)	Price to earnings ratio
(xv)	Expense ratios
(xvi)	Total expenditures

(xvii)	Completion of key projects
(xviii)	Employee Retention

     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

     13. Deferrals

     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee by virtue of the exercise of any Option, SAR, or Restricted Stock Units the lapse or waiver of restrictions applicable to Restricted Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares or the vesting or satisfaction of any terms applicable to Phantom Stock. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

     14. Requirements for Issuance or Transfer of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     15. Amendment and Termination of the Plan

     (a) Amendment. The Committee or the Board of Directors of the Company may amend or terminate the Plan at any time or from time to time, without obtaining the approval of the Company’s shareholders, except that the Plan may not be amended without the approval of the Company’s shareholders (i) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Section 3(c) to give effect to stock splits, etc); (ii) to change the option price of optioned stock (excepting proportionate adjustments made under Section 3(c); (iii) to change the requirement that the option price per share of common stock covered by an incentive stock option (but not a nonqualified stock option) granted under this plan not be less than 100% of the fair market value of the Company’s common stock on the date such option is granted; (iv) to extend the time within which Options may be granted or the time without which a granted Option may be exercised; (v) to change, without the consent of the Optionee (or the Optionee’s, or the Optionee’s estate’s, legal representative), any Option previously granted to him or her under the Plan; or (vi) make any amendment if shareholder approval is required by Section 162(m) of the Code or the rules of the Securities and Exchange Commission or any stock exchange on which Company Stock is listed.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     16. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     17. Rights of Participants

     Nothing in this Plan shall entitle any Associate, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Associate, Non-Employee Director or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     18. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     19. Reorganization, Merger, Consolidation, Sale of Assets or Change of Control.

     (a) General. Except as otherwise provided in any Grant Instrument or other agreement approved by the Committee to which any Non-Employee Director or Associate is a party, in the event that the Company undergoes a Change of Control, as defined in Section 19(c), each Option, share of Restricted Stock and other Grant held by a Non-Employee Director shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of such Change of Control. In addition to the foregoing, in the event the Company undergoes a Change of Control or in the event of a corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall also have the full power and discretion to prescribe and amend the terms and conditions of any outstanding Grants granted hereunder. The Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Grants. The Committee may provide that Options or other Grants granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Grants will expire. Any such determinations by the Committee may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to particular Grantees. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation or Change of Control.

     (b) Stock Options. By way of illustration, and not by way of limitation, in the event of a Change of Control or in the event of corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee may, without obtaining shareholder approval (i) in all such events other than a liquidation, cause any Option then outstanding to be assumed by the surviving corporation in such corporate transaction; (ii) require the mandatory surrender to the Company by any Grantee of some (in all such events other than a liquidation) or all of the outstanding Options held by a Grantee as of a date specified by the Company or the surviving corporation, in which event the Company or the surviving corporation shall thereupon cancel such Options and pay to each Grantee an amount of cash per share equal to the amount that could have been attained upon the exercise of such Option or realization of the Grantee’s rights to the extent that such cash is available for distribution to Grantees after payment of all debt and senior securities of the Company; (iii) in all such events other than a liquidation, require the substitution of a new Option for some or all of the outstanding Options held by a Grantee provided that any replacement or substituted Option shall be equivalent in economic value to the Grantee; or (iv) in all such events other than a liquidation, make such adjustment to any such Option then outstanding as the Company deems appropriate to reflect such merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation.

     (c) Definition of Change of Control. For purposes of this Plan, a Change of Control of the Company shall mean:

     (i) The acquisition by any individual, entity or group within the meaning of Section 12(d)(3) or 13(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” a (“Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (A) the then outstanding shares of common stock of the Company (the “outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (X) any acquisition directly from the Company, (Y) any acquisition by the Company, or (Z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

     (ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ( a “Business Combination”), in each case, unless, following such Business Combination, (A), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person ( excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     20. Effective Date of the Plan

     This Plan will become effective on May 28, 2004, as approved by the shareholders of the Company on May 28, 2004.

     21. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     22. Miscellaneous

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to associates thereof who become Associates of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an associate of another corporation who becomes an Associate by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. If substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an Exercise Price less than the Fair Market Value of a share of Company Stock on the date of Grant. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

     (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the

Company that the Plan and all transactions under the Plan comply with the Sarbanes Oxley Act of 2002 and all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 22(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Missouri.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the Board of Directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend the 2004 Annual Meeting of Shareholders    ☐Yes      ☐  No

Date:	, 2004

SIGNATURE OF SHAREHOLDER(S)

YOUR VOTE IS IMPORTANT!

You can vote one of three ways:

1.	Vote by Telephone.
2.	Vote by Internet.
3.	Vote by Mail.

VOTE BY TELEPHONE

Your Telephone vote is quick, easy and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.
2.	Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
3.	When instructed, enter the Control Number, which is printed on the lower right-hand corner of the back-side of your proxy card.
4.	Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be made prior to 5:00 p.m. Central Time, May 26, 2004.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card.

If you vote by telephone, please do not return your proxy by mail.

VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.
2.	Visit our Internet voting site at http://www.eproxyvote.com/cern and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 26, 2004.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If you vote by Internet, please do not return your proxy card by mail.

VOTE BY MAIL

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MO 64117

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3

1.	Election of Directors:	☐	FOR ALL NOMINEES LISTED	☐	WITHHOLD AUTHORITY
			(except as marked to the contrary)		to vote for all nominees listed

(01)   Gerald E. Bisbee, Jr., Ph.D.        (02)    Michael E. Herman        (03)    Nancy-Ann DeParle

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	Adoption of the Cerner Corporation 2004 Long-Term Incentive Plan G

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of the selection of KPMG LLP as independent public accountants of the Company for 2004

☐ FOR	☐ AGAINST	☐ ABSTAIN

TO: Cerner Corporation 401(k) Associate Participants
SUBJECT: Cerner 2004 Annual Meeting of Shareholders: Electronic Voting Instructions

The Annual Meeting of the Shareholders of Cerner Corporation (the “Company”) will be held at 10:00 a.m., local time, on May 28, 2004, at The Cerner Round auditorium in the Cerner Vision Center, located on the Cerner campus at 2950 Rockcreek Parkway, North Kansas City, Missouri 64117. You have been enrolled to receive shareholder communications and to submit voting instructions via the Internet. Please read the following information carefully.

As a participant in the Cerner Corporation Foundation Retirement Plan (the “Plan”), you are entitled to instruct JPMorgan Chase (the “Trustee”) to vote the shares of Common Stock of the Company held by you under the Plan as of April 2, 2004. As of April 2, 2004, your Plan account reflected «shares» shares of Common Stock. The number of shares of Common Stock shown includes any shares of Common Stock purchased as either an Associate contribution or Company contribution. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

There are three items for which you may vote: (i) the election of three director nominees for an additional (3) three year term; (ii) the adoption of the Cerner Corporation 2004 Long-Term Incentive Plan G; and, (iii) the ratification of the selection of KPMG LLP as independent public accountants of the Company for 2004. Details about each of these items are provided in the 2004 Proxy Statement. The Board of Directors recommends that you vote “for” these items.

Below are links to shareholder materials and voting instructions.

Shareholder Materials

2003 Annual Report
http://krpro01/GetFile.asp?FN=10604

2004 Proxy Statement
http://krpro01/GetFile.asp?FN=10607

The Company’s 2003 Annual Report and its 2004 Proxy Statement may also be provided, at the participant’s request, in hard copy form. To receive a paper copy of the Company’s 2003 Annual Report and its 2004 Proxy Statement, please contact Joyce Sharp at (816) 201-5515.

Voting Instructions

This link http://www.eproxyvote.com/cern to a UMB Bank web site will direct you to the correct page to vote your shares. You will need to type in the last 4-digits of your Social Security Number and use this control number («Control_») to access the voting instructions page. The voting instructions page will ask you to enter your email address in the space provided to receive a confirmation notice. Follow the instructions provided on the voting instructions page to vote your shares and submit your votes. Your voting instructions must be received by 5:00 p.m. CDT May 26, 2004.

Once you submit your votes the process is complete and your votes will remain confidential.